SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

Video City, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-14033 (Commission File Number)	95-3897052 (I.R.S. Employer Identification No.)

4800 Easton Drive, Suite 108, Bakersfield, CA (Address of Principal Executive Offices)		93309 (Zip Code)

(661) 634-9171

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On May 30, 2003, Video City, Inc. (the “Company”) sold two of its retail video stores to M.G. Midwest, Inc., an affiliate of Movie Gallery, Inc. (collectively, “Movie Gallery”) to raise cash in order to satisfy the Company’s immediate need for liquidity. The sale of the two stores was made pursuant to an Asset Purchase Agreement, dated as of May 12, 2003, by and between the Company and Movie Gallery (the “Asset Purchase Agreement”), a copy of which is included as Exhibit 2.1 to this report and incorporated herein by reference. The two stores sold represented approximately nine percent of the Company’s total assets and generated approximately sixteen percent of the Company’s total revenues as of January 31, 2003.

The aggregate purchase price for the two sold stores consisted of cash in the amount of $900,000, and was determined as a result of arms-length negotiations between the Company and Movie Gallery. Of the $900,000 purchase price, Movie Gallery has paid the Company $550,000 as of the date of this report. The remaining $350,000 is payable upon the Company obtaining a lease assignment satisfactory to Movie Gallery. Although the Company is exercising its best efforts to obtain such lease assignment, there can be no assurance that such lease assignment will be obtained.

At the time of the sale there were no material relationships between the Company and Movie Gallery or any of its shareholders or affiliates, on the one hand, and the Company, any of the Company’s affiliates, any director or officer of the Company or any associate of any such director or officer, on the other hand.

In November 2002, the Company had sold 19 of its retail video stores, then representing all stores owned by the Company outside of California, to Movie Gallery.

The foregoing description of the terms of the Asset Purchase Agreement does not purport to be complete statements of the parties’ rights and obligations thereunder, and is qualified in its entirety by reference to the Asset Purchase Agreement.

After the sale of the two stores, the Company owns and operates 14 retail video stores in California.

Item 5. Other Events and Regulation FD Disclosure

The Company sold its two retail video stores located farthest from the Company’s headquarters in Bakersfield, California headquarters, to raise cash in order to satisfy the Company’s immediate need for liquidity.

The Company has been operating at a loss for the past two fiscal years, and has not been able to fund certain of its current financial obligations. Before the sale of the two stores, the Company was in arrears with respect to certain of its payment obligations, including rent obligations to the lessors of certain of the Company’s store leases, payment obligations to the California Board of Equalization for past due sales taxes and other trade creditors and professional firms. In addition, consistent with past years, the Company’s video retail stores experienced seasonally low rental revenue and product sales during the months of April and May 2003.

The cash proceeds from the sale of the two stores were used to pay certain secured creditors (to obtain consents for the sale of the two stores), to pay past due lease payment obligations for certain of the Company’s other store leases and past due sales tax obligations to the California Board of Equalization, and to pay past due obligations to certain of the Company’s trade creditors and professional firms.

The Company has not filed its Annual Report on Form 10-K for the fiscal year ended January 31, 2003 because the Company was previously unable to pay its independent auditors and other professional firms to complete such report. The Company has recently paid its independent auditors from the proceeds of the two sold stores. Although there can be no assurances, the Company believes it will be able pay to complete the Annual Report on Form 10-K as soon as practicable.

Although the Company has been seeking alternative forms of financing, including debt financing, private placement of its securities, vendor financing and others, there can be no assurances that the Company will be able to access any additional capital, or capital on terms and conditions that are satisfactory to the Company.

In addition, for the past eighteen months, the Company has been exploring alternative corporate and financial transactions to maximize the value to its shareholders. Some of such transactions that the Company has explored include the sale of substantially all of the Company’s stores, a merger with another company that would enable operational efficiencies, a liquidation of the Company’s assets, and other corporate and financial transactions. The Company has hired an investment banking firm to explore all of such available alternatives, and has been in discussions with various parties, including each of the major video retail chains, to explore such potential corporate and financial transactions. Although various discussions have taken place, there can be no assurances that any such potential transactions will in fact be successfully completed.

The Company has entered into a non-binding letter of intent to sell twelve of its retail video stores, which constitute all of its remaining stores, except for two stores located in Ventura, California, to Movie Gallery. Such sale is subject to a number of contingencies including, without limitation, the negotiation and execution of a definitive agreement for such transaction, Movie Gallery’s satisfactory completion of financial and real estate due diligence, successful assignment of store leases to be assumed by Movie Gallery, the approval of the Company’s shareholders, and the Company’s satisfaction of any other approvals and regulatory requirements. There can be no assurances that such a transaction with Movie Gallery will be completed. The Company may also sell the two stores located in Ventura California, depending on whether the Company is able to negotiate an attractive purchase price for such two stores from any purchaser.

A press release announcing the May 12, 2003 agreement for the sale of the two stores is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, such as statements of the

Company’s plans, activities, expectations and intentions, that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability to complete certain anticipated transactions including the satisfaction of certain contingencies necessary for such completion; the ability to obtain assignments of store leases to be assumed by the acquirer; the approval of the sale by the Company’s shareholders; availability of financing and capital resources; the performance and operations of the Company’s retail video stores; the demand for video tapes, both rental and sales, which may be affected by seasonal factors, weather, and the level of home viewing; competition from other retailers; the Company’s ability to manage its operations and financial obligations; and other factors discussed herein and in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

N/A

(b)	Pro forma financial information.

N/A

(c)	The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of May 12, 2003, between Video City, Inc. and M.G. Midwest, Inc.

99.1	Press release issued June 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDEO CITY, INC. (Registrant)

Date: June 10, 2003	By:	TIMOTHY L. FORD
	Name:	Timothy L. Ford
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of May 12, 2003, between Video City, Inc. and M.G. Midwest, Inc.

99.1	Press release issued June 10, 2003.